Exhibit 99.2

RESERVE AND ECONOMIC EVALUATION
GAS PROPERTY

NATURAL BUTTES AREA
UTAH, USA

Owned By

FOOTHILLS PETROLEUM INC.

December 31, 2019
(January 1, 2020)

Chapman **Petroleum Engineering Ltd.**
1122 - 4th Street S.W., Suite 700, Calgary, Alberta T2R 1M1 • Phone: (403) 266-4141 • Fax: (403) 266-4259 • www.chapeng.ab.ca

October 12, 2021

Foothills Petroleum Inc.
15015 Vickery Drive
Houston, TX
USA 77032

Attention: Mr. Kevin Sylla

Dear Sir:

Re: Reserve and Economic Evaluation – Foothills Petroleum Inc.
Natural Buttes Area, Utah, USA – December 31, 2019

In accordance with your authorization we have performed a reserve and economic evaluation of a gas property located in the Natural Buttes area, Utah, USA, owned by Foothills Petroleum Inc. (the "Company") for an effective date of December 31, 2019 (January 1, 2020).

This evaluation has been carried out in accordance with the guidelines of Regulation S-X, Rule 4 -10 (a) of the Securities Exchange Act, with respect to the classification of Reserves. The report has been prepared and/or supervised by a "Qualified Reserves Evaluator" as demonstrated on the accompanying Certificate of Qualification of the author(s).

The INTRODUCTION contains the authorization and purpose of the report and describes the methodology and economic parameters used in the preparation of this report.

The SUMMARY OF RESERVES AND ECONOMICS includes values at the property level and the consolidated cash flows for each accumulating reserve category and contains the results of the economic forecasts using pricing guidelines as defined in Regulation S-X 210.4-10 22 (v), and expressed in United States dollars, as applicable for SEC filing. The net present values presented in this report do not necessarily represent the fair market value of the reserves evaluated in this report.

The DISCUSSION contains a description of the interests and burdens, reserves and geology, production forecasts, product prices, capital and operating costs and a map of each major property. The economic results and cash flow forecasts (before income tax) are also presented on an entity and property summary level.

A REPRESENTATION LETTER from the Company, confirming that to the best of their knowledge all the information they provided for our use in the preparation of this report was complete and accurate as of the effective date, is enclosed following the Glossary.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be significant. We have no responsibility to update our report for events and circumstances which may have occurred since the preparation date of this report.

Prior to public disclosure of any information contained in this report, or our name as author, our written consent must be obtained, as to the information being disclosed and the manner in which it is presented. This report may not be reproduced, distributed or made available for use by any other party without our written consent and may not be reproduced for distribution at any time without the complete context of the report, unless otherwise reviewed and approved by us.

We consent to the submission of this report, in its entirety, to securities regulatory agencies and stock exchanges, by the Company.

It has been a pleasure to prepare this report and the opportunity to have been of service is appreciated.

Yours very truly,

Chapman Petroleum Engineering Ltd.

[Original Signed By:]
[Signature], [Licensed Professional's Stamp]
[Membership ID Number]
October 12, 2021
C. W. Chapman, P. Eng.,
President

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.
[Original Signed By:]
Signature *C.W. Chapman*
Date *October 12, 2021*
PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

[APEGA ID Number]

[Original Signed By:]
[Signature]
Klorinda Kaci, B.Sc., B.A.Tech.,
Economics Coordinator / Technical Assistant

kk/lml/6768
attachments

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy.

2. THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3. THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4. THAT I have in excess of 40 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated October 12, 2021, and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

7. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature], [Licensed Professional's Stamp]
[Membership ID Number]
October 12, 2021
C.W. Chapman, P.Eng.
President

PERMIT TO PRACTICE
CHAPMAN PETROLEUM ENGINEERING LTD.
[Original Signed By:]
Signature *C.W. Chapman*
Date *October 12, 2021*
PERMIT NUMBER: P 4201
The Association of Professional Engineers and Geoscientists of Alberta

[APEGA ID Number]

CERTIFICATE OF QUALIFICATION

I, Klorinda Kaci, of the city of Calgary, Alberta, Canada officing at Suite 700, 1122 – 4th Street S.W., Calgary, Alberta hereby certify:

1. THAT I am a member of Society of Petroleum Engineers.

2. THAT I hold a Bachelor of Applied Technology in Petroleum Engineering from Southern Alberta Institute of Technology (SAIT) in Calgary (June 2009). I hold a Bachelor of Science degree in Civil Engineering from Tirana University of Albania 1989.

3. THAT I have been employed in the petroleum industry from 1994 to 2000 in Albania, and from January 2008 to the present time in Calgary.

4. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated October 12, 2021, and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

5. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

6. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

7. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature]
Klorinda Kaci, B.Sc., B.A.Tech.,
Economics Coordinator / Technical Assistant

CERTIFICATE OF QUALIFICATION

I, REBECCA J. HOWE, of the City of Calgary, Alberta, Canada, officing at Suite 700, 1122 – 4th Street S.W., hereby certify:

1. THAT I am a Certified Petroleum Geologist as recognized by the Division of Professional Affairs of the American Association of Petroleum Geologists and a member of the Canadian Society of Petroleum Geologists.

2. THAT I graduated from Brandon University, Manitoba with a Bachelor of Science degree in Geology in 2007.

3. THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Foothills Petroleum Inc., dated October 12, 2021, and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

4. THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Foothills Petroleum Inc., its participants or any affiliate thereof.

5. THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

6. A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]
[Signature], [AAPG Membership Stamp]
October 12, 2021
Rebecca J. Howe, B.Sc.
Associate

RESERVE AND ECONOMIC EVALUATION
GAS PROPERTY

NATURAL BUTTES AREA
UTAH, USA

Owned By

FOOTHILLS PETROLEUM INC.

December 31, 2019
(January 1, 2020)

TABLE OF CONTENTS

INTRODUCTION

INDEX

INTRODUCTION

1. AUTHORIZATION

This evaluation has been authorized by Mr. Kevin Sylla, on behalf of Foothills Petroleum Inc. The engineering analysis has been performed during the month of October 2021.

2. PURPOSE OF THE REPORT

The purpose of this report was to prepare a third party independent appraisal of the gas reserves owned by Foothills Petroleum Inc. for the Company's financial planning and reporting.

The values in this report do not include the value of the Company's undeveloped land holdings nor the tangible value of their interest in associated plant and well site facilities they may own. The cash flow forecasts account for well and/or facility abandonment and reclamation costs and the offsetting salvage value of the tangible equipment after abandonment.

3. USE OF THE REPORT

The report is intended to support a filing on the US Securities Exchange Commission, and for annual corporate requirements and financial planning.

4. SCOPE OF THE REPORT

4.1 Methodology

The evaluation of the reserves and resources of these properties included in the report has been conducted under a discounted cash flow analysis of estimated future net revenue, which is the principal tool for estimating oil and gas property values and supporting capital investment decisions.

4.2 Land Survey System

The Public Land Survey System (PLSS) is a way of subdividing and describing land in the United States. All lands in the public domain are subject to subdivision by this rectangular

system of surveys, which is regulated by the U.S. Department of the Interior, Bureau of Land Management (BLM).

The PLSS typically divides land into 6-mile-square townships, which is the level of information included in the National Atlas. Townships are subdivided into 36 one-mile- square sections. Sections can be further subdivided into quarter sections, quarter-quarter sections, or irregular government lots.

Each township is identified with a township and range designation. Township designations indicate the location north or south of the baseline, and range designations indicate the location east or west of the Principal Meridian. For example, a township might be identified as Township 7 North, Range 2 West, which would mean that it was in the 7th tier of townships north of a baseline, and in the 2nd column of townships west of a principal meridian. A legal land description of a section includes the State, Principal Meridian name, Township and Range designations with directions, and the section number: for example, Nebraska, Sixth Principal Meridian T7N, R2W, Sec 5.

4.3 Economics

The results of the before tax economic analysis, which are presented for each entity and property summary, are in a condensed form presented on one page for simplicity in analyzing the cash flows, however, if for any reason more extensive breakdown of the cash flow is required, a separate schedule can be provided showing the full derivation and breakdown of any or all of the columns on the summary page.

The economic presentation shows the gross property and company gross and net (before and after royalty) production of oil, gas and each NGL product along with the product prices adjusted for oil quality and heating value of gas. Oil prices also include the deduction for trucking costs where applicable for royalty deductions.

The second level includes the revenues, royalties, operating costs, processing income, abandonment costs, capital and cash flow of the property. Royalty values shown here are after the reimbursement to the Company of the Gas Cost Allowance (GCA). Operating costs are presented for the gross property and the company share, split between variable and fixed costs, and the effective cost per BOE.

Net revenues are presented annually and as a net back in $/BOE @ 6 Mscf/STB. Revenue from custom processing of oil or gas is presented separately.

The third level of data presents the cumulative cash flow values (present worth) for various discount rates. Also, the net cash flow breakdown is presented. The project profitability criteria are summarized on the bottom right of the page. These data are not relevant in the case of corporate evaluations but are useful in assessing individual capital projects.

4.4 Barrels of Oil Equivalent

If at any time in this report reference is made to "Barrels of Oil Equivalent" (BOE), the conversion used is 6 Mscf : 1 STB (6 Mcf : 1 bbl).

BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf : 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent value equivalency at the well head.

4.5 Environmental Liabilities

We have been advised by the Company that they are in material compliance with all Environmental Laws and do not have any Environmental Claims pending, as demonstrated in the Representation Letter attached.

5. BASIS OF REPORT

5.1 Sources of Information

Sources of the data used in the preparation of this report are as follows:

i) Ownership and Burdens have been derived from the Company's land records and other information from the Company as required for clarification;
ii) Production data is acquired from public data sources, except for very recent data or certain wells which are provided directly by the Company;
iii) Well data is accessed from the Company's well files and from public data sources;

iv) Operating Costs are based on actual revenue and expense statements provided by the Company for established properties or from discussions with the Company and our experience in the area for new properties;

v) Price differentials are derived from revenue statements, compared to actual posted prices for the appropriate benchmark price over a period of several months for established properties or from discussions with the Company and our experience in the area for new or non-producing properties;

vi) Timing of Development Plans and Capital estimates are normally determined by discussions with the Company together with our experience and judgment.

5.2 **Product Prices**

Forecast Prices Parameters

The price used for each area in this report, in accordance with SEC regulation S-X rule 4-10, was the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month, within such period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions.

Adjustments for crude quality, gas heating value and NGL trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to either the capital expenditures or operating costs.

The average price shown in the cash flows may differ from year to year due to variations in the proportionate production volumes from each property relative to the total.

For the purpose of US Security Exchange Commission filing, the results of the Constant Prices and Cost case for proved and probable reserves are expressed in United States dollars are presented in the Summary of Reserves and Economics (SEC).

Constant Price Parameters

The Constant Price values utilized in this report are the latest prices being received posted prices for gas by the Company.

Adjustments for gas heating value and condensate trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to operating costs.

In the Constant Price cash flows the magnitude of the gross and net reserves will not change except where production forecasts have been truncated or extended due to economic limits being reached earlier or later in the life of the properties and due to the impact of royalties which are price related.

The average price shown in the cash flows may differ from year to year due to variations in the proportionate production volumes from each property relative to the total.

5.3 Product Sales Arrangement

The Company does not have any "hedge" contracts in place at this time.

5.4 Royalties

A full provision for State severance taxes under the latest regulations and incentive programs has been included in this report.

5.5 Capital Expenditures and Operating Costs

Operating costs and capital expenditures have been based on historical experience and analogy where necessary and have not been escalated.

5.6 Income Tax Parameters

Net cash flows after consideration of corporate income tax have been included in this report.

There are no tax pools included in this report as at December 31, 2019.

The Federal tax rates utilized in this report were 21.00% in 2019 and thereafter. The Colorado tax rate utilized was 5% in all years.

No capital expenditures were anticipated for this report.

5.7 Abandonment and Restoration

Abandonment and restoration costs, net of salvage, have been included in the cash flows for the final event of any particular well. The abandonment cost does not impact the economic limit and is included in the final year of production. For marginal wells nearing the end of their economic life, these costs may result in a negative net present value.

In this report, we have accounted for these costs for only the wells which are being evaluated and have not included other shut-in or suspended wells in the Company's inventory or their facilities and pipelines.

6. EVALUATION STANDARD USED

6.1 General

This evaluation and report preparation have been carried out in accordance with standards set out in the APEGA professional practice standard "The Canadian Oil and Gas Evaluation Handbook", 3rd Edition December 2018 ("COGEH"), prepared by the Calgary Chapter of the Society of Petroleum Evaluation Engineers (SPEE).

COGEH uses the SPE-PRMS (2018 Update) resource classification system shown in the below diagram.



PRODUCTION
RESERVES
Low
Best Estimate
High
1P
2P
3P
P1
Proved
P2
Probable
P3
Possible
CONTINGENT RESOURCES
1C
2C
3C
C1
C2
C3
UNRECOVERABLE
PROSPECTIVE RESOURCES
1U
2U
3U
P90
P50
P10
UNRECOVERABLE
TOTAL PETROLEUM INITIALLY-IN-PLACE (PIIP)
DISCOVERED PIIP
COMMERCIAL
SUB-COMMERCIAL
UNDISCOVERED PIIP
CLASS
Increasing Chance of Commerciality
CATEGORY
Range of Uncertainty
Not to scale

By way of explanation, 'CLASS' forms the vertical axis of the PRMS diagram and represents the range of Chance of Commerciality. Likewise, 'CATEGORY' forms the horizontal axis and provides a measure of the uncertainty in estimates of the Resource Class.

Petroleum Initially-In-Place (PIIP) is that quantity of petroleum that is estimated to exist originally in naturally occurring accumulations with reference to the above diagram and is potentially producible. It includes that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations, prior to production, plus those estimated quantities in accumulations yet to be discovered (equivalent to "total resources").

Discovered PIIP (equivalent to "discovered resources") is that quantity of petroleum that is estimated, as of a given date, to be contained in known accumulations prior to production. The

Discovered PIIP includes production, Reserves, and Contingent Resources; the remainder is unrecoverable.

Undiscovered PIIP (equivalent to "undiscovered resources") is that quantity of petroleum that is estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially in place is referred to as "Prospective Resources", the remainder as "unrecoverable".

Unrecoverable is that portion of Discovered or Undiscovered PIIP quantities which is estimated, as of a given date, not to be recoverable by future development projects. A portion of these quantities may become recoverable in the future as commercial circumstances change or technological developments occur; the remaining portion may never be recovered due to the physical/chemical constraints represented by subsurface interaction of fluids and reservoir rocks.

6.2 Resource Definitions

The following definitions have been extracted from COGEH and represent an overview of the resource definitions and evaluation criteria required for compliance with the Canadian Securities National Instrument 51-101. These definitions are considered to be compliant with the PRMS - 2018, in that they use the same primary nomenclature, principles and concepts.

6.2.1 Reserves

The following Reserves definitions and guidelines are designed to assist evaluators in making Reserves estimates on a reasonably consistent basis and assist users of evaluation reports in understanding what such reports contain and, if necessary, in judging whether evaluators have followed generally accepted standards.

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on the analysis of drilling, geological, geophysical, and engineering data; the use of established technology; and specified economic conditions, which are generally accepted as being reasonable. Reserves are further classified according to the level of certainty associated with the estimates and may be subclassified based on development and production status.

The guidelines outline

- general criteria for classifying reserves,
- procedures and methods for estimating reserves,
- confidence levels of individual entity and aggregate reserves estimates,
- verification and testing of Reserves estimates.

The following definitions apply to both estimates of individual Reserves Entities and the aggregate of reserves for multiple entities.

RESERVES CATEGORIES

Reserves are categorized according to the probability that at least a specific volume will be produced. In a broad sense, Reserves categories reflect the following expectations regarding the associated estimates:

Reserves Category	Confidence Characterization
Proved (1P)	Low Estimate, Conservative
Proved + Probable (2P)	Best Estimate
Proved +Probable +Possible (3P)	High Estimate, Optimistic

a. Proved Reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated Proved Reserves.

b. Probable Reserves are those additional reserves that are less certain to be recovered than Proved Reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated Proved + Probable Reserves.

c. Possible Reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will exceed the sum of the estimated Proved + Probable + Possible Reserves.

DEVELOPMENT AND PRODUCTION STATUS

Each of the reserves categories (proved, probable and possible) may be divided into developed and undeveloped categories.

a. Developed Reserves are those Reserves that are expected to be recovered from existing wells and installed facilities or, if facilities have not been installed, that would involve a low expenditure (e.g., when compared to the cost of drilling a well) to put the Reserves on production. The developed category may be subdivided into producing and non-producing.

   i. Developed Producing Reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

   ii. Developed Non-Producing Reserves are those reserves that either have not been on production, or have previously been on production, but are shut-in and the date of resumption of production is unknown.

b. Undeveloped Reserves are those reserves expected to be recovered from known accumulations where a significant expenditure (e.g., when compared to the cost of drilling a well) is required to render them capable of production. They must fully meet the requirements of the Reserves classification (Proved, Probable, Possible) to which they are assigned.

In multi-well pools, it may be appropriate to allocate total pool Reserves between the Developed and Undeveloped categories or to sub-divide the Developed Reserves for the pool between Developed Producing and Developed Non-Producing. This allocation should be based on the estimator's assessment as to the reserves that will be recovered from specific wells, facilities and completion intervals in the pool and their respective development and production status.

LEVELS OF CERTAINTY FOR REPORTED RESERVES

The qualitative certainty levels contained in the definitions are applicable to "individual Reserves entities," which refers to the lowest level at which Reserves calculations are performed, and to "Reported Reserves," which refers to the highest level sum of individual entity estimates for which Reserves estimates are presented. Reported Reserves should target the following levels of certainty under a specific set of economic conditions:

- At least a 90 percent probability that the quantities actually recovered will equal or exceed the estimated Proved Reserves,
- At least a 50 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated Proved + Probable reserves,
- At least a 10 percent probability that the quantities actually recovered will equal or exceed the sum of the estimated Proved + Probable + Possible reserves.

A quantitative measure of the certainty levels pertaining to estimates prepared for the various Reserves categories is desirable to provide a clearer understanding of the associated risks and uncertainties. However, the majority of Reserves estimates are prepared using deterministic methods that do not provide a mathematically derived quantitative measure of probability. In principle, there should be no difference between estimates prepared using probabilistic or deterministic methods.

Additional clarification of certainty levels associated with Reserves estimates and the effect of aggregation is provided in Section 5.7.1.6, The Portfolio Effect, of COGEH.

6.2.2 Contingent Resources

Contingent Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development (TUD), but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Contingencies may include economic, environmental, social and political factors, regulatory matters, a lack of markets or prolonged timetable for development. Contingent Resources have a Chance of Development that is less than certain.

Contingent resources are further categorized according to their level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their economic status.

Project Maturity Sub-Classes are: Development Pending, Development on Hold, Development Unclarified and Development Not Viable, as demonstrated in the chart below (Section 6.3).

Reports on Contingent Resources must specify the level of maturity and usually include 1C, 2C and 3C estimates.

There is no certainty that it will be commercially viable to produce any portion of the Contingent Resources.

6.2.3 Prospective Resources

Prospective Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated Chance of Discovery and a Chance of Development. Prospective resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity.

The project maturity subclasses describe the stage of exploration and broadly correspond to chance of commerciality from in increasing order from "play" to "lead" to "prospect" as demonstrated in the chart below (Section 6.3).

A "play" is a family of geologically similar fields, discoveries, prospects and leads. It would have the lowest chance of commerciality in these project maturity subclasses.

A "lead" is a potential accumulation within a play that requires more data acquisition and/or evaluation in order to be classified as a prospect.

A "prospect" is a potential accumulation within a play that is sufficiently well defined to represent a viable drilling target. A "prospect" would have the highest chance of commerciality.

There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources.

6.3 Project Maturity Sub-Classes



TOTAL PETROLEUM INITIALLY-IN-PLACE (PIIP)
DISCOVERED PIIP (DPIIP)
COMMERCIAL
SUB-COMMERCIAL
UNDISCOVERED PIIP (UPIIP)
PRODUCTION
RESERVES
CONTINGENT RESOURCES
UNRECOVERABLE
PROSPECTIVE RESOURCES
UNRECOVERABLE
Project Maturity Sub-classes
On Production
Approved for Development
Justified for Development
Development Pending
Development On Hold
Development Unclarified
Development Not Viable
Prospect
Lead
Play
Increasing Chance of Commerciality
Range of Uncertainty
Not to Scale

7. SITE VISIT

A personal field examination of these properties was not considered to be necessary because the data available from the Company's records and public sources were satisfactory for our purposes.


UNITED STATES
OF AMERICA
Utah
Washington, DC
Lake Superior
Lake Huron
Lake Erie
Ontario
Area of Interest
UTAH
COLORADO
100 MILES
Vernal
Provo
Utah
Colorado
Uinta Basin
NATURAL
BUTTES
AREA
Piceance Basin
Outcrop of base of
Mesaverde
Group
Douglas Creek arch
Grand
Hogback
New Castle
Rifle
Redstone
Book Cliffs
Green River
Price
Wasatch Plateau
Grand Junction
Mt. Garfield
Palisade
Grand Mesa
Paonia
West Elk Mtns
Crested Butte
Colorado River
20 Miles
A
A'

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

ORIENTATION MAP

JAN. 2020 JOB No. 6768

Attachment 1

CHAPMAN PETROLEUM ENGINEERING LTD.
NATURAL GAS & BY-PRODUCTS
HISTORICAL, CONSTANT, CURRENT AND FUTURE PRICES

January 1, 2020

Date	Alberta GRP [1] $CDN/MMBTU	Alberta GRP [1] $CDN/GJ	AECO Spot Gas[2] $CDN/MMBTU	Henry Hub Gas[3] $US/MMBTU	Propane C3 [4] $CDN/BBL	Butane C4 [4] $CDN/BBL	Condensate (Pentanes Plus) C5+[5] $CDN/BBL
HISTORICAL PRICES							
2010	3.93	3.73	4.02	4.39	44.40	57.99	77.51
2011	3.46	3.28	3.63	3.99	50.17	70.93	97.21
2012	2.25	2.13	2.39	2.70	47.40	64.48	96.26
2013	2.98	2.82	3.17	3.84	50.09	91.43	100.72
2014	4.22	4.00	4.51	4.36	46.85	62.26	108.28
2015	2.62	2.48	2.71	2.69	6.17	36.81	59.14
2016	2.03	1.93	2.18	3.31	6.71	29.81	55.62
2017	2.05	1.94	2.50	3.85	25.55	39.62	67.15
2018	1.38	1.31	1.51	4.11	30.47	48.97	77.19
2019	1.31	1.24	1.81	3.42	14.98	21.39	70.46
CONSTANT PRICES (The average of the first-day-of-the-month price for the preceding 12 months-SEC)							
	1.83	1.73	2.01	**2.58**	16.90	23.25	**69.94**
FORECAST PRICES							
2020	1.73	1.64	1.90	3.35	28.61	43.07	76.14
2021	2.00	1.90	2.20	3.65	31.11	46.26	76.60
2022	2.28	2.16	2.50	3.95	35.00	51.16	80.26
2023	2.39	2.27	2.63	4.08	35.80	52.28	81.87
2024	2.51	2.38	2.76	4.21	36.62	53.40	83.52
2025	2.63	2.50	2.89	4.34	37.45	54.53	85.19
2026	2.77	2.62	3.04	4.49	38.30	55.68	86.90
2027	2.82	2.68	3.10	4.55	39.15	56.84	88.65
2028	2.88	2.73	3.16	4.61	40.03	56.97	90.43
2029	2.93	2.78	3.22	4.67	40.91	59.21	92.24
2030	2.99	2.84	3.29	4.74	41.81	60.42	94.09
2031	3.05	2.90	3.36	4.81	42.65	58.51	95.98
2032	3.11	2.95	3.42	4.87	43.51	59.68	97.91
2033	3.18	3.01	3.49	4.94	44.38	60.88	99.87
2034	3.24	3.07	3.56	5.01	45.27	62.10	101.87
2035	3.30	3.13	3.63	5.08	46.18	63.35	103.91

Escalated 2% thereafter

Notes:
[1] Alberta Gas Reference Price (GRP) represents the average of all system and direct (spot and firm) sales
[2] The AECO C Spot price, which is the Alberta gas trading price
[3] Henry Hub Spot is natural gas traded on the New York Mercantile Exchange (NYMEX).
[4] Alberta average field price for Propane and Butane purchased at field locations.
[5] Edmonton condensate from GMPFirstEnergy.

NATURAL BUTTES AREA

UTAH, USA

INDEX

Individual Cash Flows

Proved Developed Producing

c) Stagecoach Unit 111-20H (API 4304755744), Blackhawk
d) Stagecoach Unit 117-20H (API 4304755746), Blackhawk

Proved Plus Probable Developed Producing

e) Stagecoach Unit 111-20H (API 4304755744), Blackhawk
f) Stagecoach Unit 117-20H (API 4304755746), Blackhawk

NATURAL BUTTES AREA
UTAH, USA
DISCUSSION

Property Description

The Company owns a 21 percent working interest in 2 producing gas wells in the Natural Buttes field (Stagecoach Unit), Uintah County, Utah, USA.

A map showing the wells of interest is presented in Figure 1. Details of the interests and burdens for all wells are presented in Table 1.

Geology

The Blackhawk Formation is of Upper Cretaceous age and part of the Mesaverda Group, consisting of alternating layers of sandstones, shales and coals which were deposited within a coastal-fluvial environment. These layers respectively make up (in descending order) the Desert, Grassy, Sunnyside, Kenilworth, Aberdeen and Spring Canyon Members, as shown in Figure 2a. In this area, the Blackhawk is found around -5,200 ft. subsea true vertical depth (TVD) and has an approximate thickness of 370 ft.

Reserves

Reserves have been assigned based on respective wells' production decline analysis.

Total proved developed producing sales gas reserves of 3,605 MMscf have been estimated for two producing wells.

Additional probable developed producing reserves of 1,439 MMscf have been estimated for the same wells.

Production

Total daily production rate from two gas wells has averaged about 4.8 MMscf/d in the proved and proved plus probable developed producing cases.

Production history graphs in each well's history are shown on Figures 3a through 3d and 4a through 4d. Expected initial rates for each well are shown in Table 2.

Product Prices

An average 2020 gas price of $2.62/Mscf has been used based on the average of the first day of the month prices for the preceding 12 months of Henry Hub gas price, adjusted with a 1.017 gas price adjustment factor.

Also, an average 2020 condensate price of $40.63/STB has been used based on the average of the first day of the month prices for the preceding 12 months of condensate price, reduced by an $11.85 condensate price adjustment amount, as well as information provided by the Company and experience in the area.

Capital Expenditures

No capital expenditures have been anticipated for this area.

Operating Costs

Fixed operating costs of $6,968/well per month have been estimated based on discussions with the Company and experience in the area. Variable operating costs of $0.19/Mscf have been estimated, also based on our general experience and discussions with the Company.

Economics

A summary of the Company reserves and economics for the constant price (SEC) and costs is presented in Table 4 and the detailed results of the economic analysis performed on this property are presented in Tables 4a through 4f. After tax values are presented on the second page of Tables 4a and 4b.


21E
22E
12
07
08
09
10
13
18
17
16
24
19
21
22
9S 22E
9S
117-20H-20
111-20-H
White River
28
27
36
31
32
33
34

- APD - Aproved Permit
- DRL - Spudded (Drilling Commenced)
- GIW - Gas Injection
- GS - Gas Storage
- LA - Location Abandoned
- LOC - New Location
- OPS - Drilling Operations Suspended
- PA - Plugged Abandoned
- PGW - Producing Gas Well
- POW - Producing Oil Well
- RET - Returned APD
- SGW - Shut-in Gas Well
- SOW - Shut-in Oil Well
- TA - Temp. Abandoned
- TW - Test Well
- WDW - Water Disposal
- WIW - Water Injection Well
- WSW - Water Supply Well

COMPANY OWNERSHIP

- *WELL OF INTEREST*
- *STAGECOACH UNIT*

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

LAND & WELL LOCATION MAP

JAN. 2020 **JOB No. 6768** **FIGURE No. 1**

Chapman *Petroleum Engineering Ltd.*

Table 1

Schedule of Wells, Interests and Royalty Burdens
January 1, 2020

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description		Rights Owned	Appraised Interest: Working %	Appraised Interest: Royalty %	Royalty Burdens: Basic %	Royalty Burdens: Overriding %	
Twp 09S Rge 22E							
SWNE Sec.20		[A]		21.0000		4.0000	[1]
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK						
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK						

General Notes : [1] Wellhead Severance Tax
Rights Owned : [A] All P&NG Royalty interest rights

ZONE OF INTEREST



Southern part of Uinta Basin
Southern part of Piceance Basin
State line
Price Canyon
Green River
Western Book Cliffs
Eastern Book Cliffs
Grand Hogback, Coal Basin area
Green River Formation
Colton Formation
Flagstaff Ls. Mbr.3
Wasatch Formation4
regional unconformity
North Horn Formation
Tuscher Formation1
Ohio Creek equivalent
Undifferentiated mbr.
Paonia Sh. Mbr.
Bowie Sh. Mbr.
Williams Fork Fm.
Mesaverde Group
Iles Fm.
Rollins Ss. Mbr.2
Price River Fm.
Farrer Formation
geographic boundary of nomenclature change
Williams Fork Fm.
Iles Formation
Bluecastle Tongue
Cozzette Member2
Neslen Formation
Corcoran Mbr.2
Mesaverde Group
Castlegate Sandstone
Sego Sandstone
Upper part of the Sego Ss.
Anchor Mine Tongue of Mancos Shale
Lower part of the Sego Ss.
Buck Tongue of Mancos Shale
Castlegate Sandstone
Main body of Mancos Shale (part)
Blackhawk Formation
Desert Mbr.
Grassy Mbr.
Sunnyside Mbr.
Kenilworth Mbr.
Aberdeen Mbr.
Spring Canyon Mbr.
Star Point Ss.
Storrs Tongue
Panther Tongue
1of the Mesaverde Group
2of the Iles Formation
3of the Green River Formation
4includes conglomerate beds at Dark Canyon

Source: R.D. Hettinger and M. A. Kirschbaum, 2003 Stratigraphy of the Upper Cretaceous Mancos Shale (Upper Part) and Mesaverde Group in the Southern Part of the Uinta and Piceance Basins, Utah and Colorado, p.6

FOOTHILLS PETROLEUM INC.

NATURAL BUTTES AREA

UINTAH COUNTY, UTAH, U.S.A.

UPPER CRETACEOUS AND LOWER TERTIARY STRATIGRAPHIC COLUMN

JAN. 2020 JOB No. 6768 FIGURE No. 2a

Table 2

Summary of Gross Reserves

January 1, 2020

NATURAL BUTTES FIELD, UTAH, USA

Description			Initial Rate MMscf/d	Ultimate Recovery (raw) (MMscf)	Cumulative Production (raw) (MMscf)	Remaining Reserves (raw) (MMscf)	Remaining Reserves (sales) (MMscf)	Remaining Condensate (MBbls)	Reference
ASSOCIATED AND NON-ASSOCIATED GAS									
Proved Developed Producing									
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK		1	4,490	3,030	1,460	1,314	2	Figure 2a & 2b
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK		4	6,977	4,432	2,545	2,291	5	Figure 2c & 2d
Total Proved Producing			**5**	**11,468**	**7,463**	**4,005**	**3,605**	**7**	
Probable									
Probable Developed Producing									
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK	Incr.	0	673	0	673	606	1	Figure 3a & 3b
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK	Incr.	0	925	0	925	833	2	Figure 3c & 3d
Total Probable				**1,598**	**0**	**1,598**	**1,439**	**3**	
Total Proved Plus Probable				**13,066**	**7,463**	**5,603**	**5,043**	**9**	

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



10^6
10^5
10^4
10^3
10^2
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year
* Number of Wells 33 x 0.1
◦ CondGR, Bbl/MMscf x 0.1
• OGR, STB/MMscf x 0.1
+ WGR, Bbl/MMscf x 0.1
- Daily Gas, Mscf/d

Figure 3 a

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Developed Producing

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



10000
8000
6000
4000
2000
000
Daily Gas, Mscf/d
01
02
03
04
05
Cumulative Production Bscf

Figure 3 b

Chapman Petroleum Engineering Ltd.



PRODUCTION HISTORY
Proved Developed Producing
Stagecoach Unit 117-20H
Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK
Number of Wells x 0.1
• CondGR, Bbl/MMscf x 0.1
• OGR, STB/MMscf x 0.1
+ WGR, Bbl/MMscf x 0.1
- Daily Gas, Mscf/d
Figure 3 c
Calendar Year
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Chapman Petroleum Engineering Ltd.


PRODUCTION HISTORY
Proved Developed Producing
Stagecoach Unit 117-20H
Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK
20000
16000
12000
8000
4000
000
o Daily Gas, Mscf/d
02
04
06
08
10
Cumulative Production Bscf

Figure 3 d

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Plus Probable

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



10⁶
10⁵
10⁴
10³
10²
10
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year
Number of Wells x 0.1
⊙ CondGR, Bbl/MMscf x 0.1
• OGR, STB/MMscf x 0.1
+ WGR, Bbl/MMscf x 0.1
- Daily Gas, Mscf/d

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Plus Probable

Stagecoach Unit 111-20H (4304755744)

Field: "NATURAL BUTTES, UINTAH, USA"
Formation: BLACKHAWK



10000
8000
6000
4000
2000
000
02
04
06
08
10
∘ Daily Gas, Mscf/d
Cumulative Production Bscf

Figure 4b

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Proved Plus Probable

Stagecoach Unit 117-20H

Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK



Number of Wells × 0.1
● CondGR, Bbl/MMscf × 0.1
● OGR, STB/MMscf × 0.1
+ WGR, Bbl/MMscf × 0.1
- Daily Gas, Mscf/d
10
10^2
10^3
10^4
10^5
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Calendar Year

Figure 4c

39

Chapman Petroleum Engineering Ltd.


PRODUCTION HISTORY
Proved Plus Probable
Stagecoach Unit 117-20H
Field: "Natural Bute, Utah, USA"
Formation: BLACKHAWK
20000
16000
12000
8000
4000
000
o Daily Gas, Mscf/d
02
04
06
08
10
Cumulative Production Bscf
Figure 4d
Chapman Petroleum Engineering Ltd.

Table 3a

Summary of Anticipated Capital Expenditures

Development

January 1, 2020

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description	Date	Operation	Capital Interest %	Gross Capital M$	Net Capital M$

No Capital Expenditures have been anticipated for this area.

Table 3b

Summary of Anticipated Capital Expenditures
Abandonment and Restoration

January 1, 2020

Foothills Petroleum Inc.

NATURAL BUTTES FIELD, UTAH, USA

Description	Well Parameters	Capital Interest %	Gross Capital M$	Net Capital M$
Well Stagecoach Unit 111-20H - API 4304755744	HZ flowing well	21.0000	70	15
Well Stagecoach Unit 117-20H - API 4304755746	HZ flowing well	21.0000	70	15
	Total Abandonment and Restoration		**140**	**29**

Note: **M$ means thousands of dollars.**
The above capital values are expressed in terms of current dollar values without escala

Constant Prices & Costs

Table 4

Summary of Company Reserves and Economics

Before Income Tax

January 1, 2020

Foothills Petroleum Inc.

Natural Buttes Area, Utah, USA

Description			Net To Appraised Interest										
			Reserves						Cumulative Cash Flow (BIT) - M$				
			Light and Medium Oil MSTB		Conventional Natural Gas MMscf		Condensate Mbbls			Discounted at:			
			Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Proved Developed Producing													
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK		0	0	0	276	0	0	710	630	567	516	473
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK		0	0	0	481	0	0	1,253	1,149	1,063	990	929
Total Proved Developed Producing			0	0	0	757	0	0	1,963	1,779	1,630	1,506	1,402
Probable													
Probable Developed Producing													
Well Stagecoach Unit 111-20H - API 4304755744	BLACKHAWK	Incr	0	0	0	127	0	0	326	245	189	150	122
Well Stagecoach Unit 117-20H - API 4304755746	BLACKHAWK	Incr	0	0	0	175	0	0	455	373	312	266	230
Total Probable Developed Producing			0	0	0	302	0	0	782	618	501	416	352
Total Probable			0	0	0	302	0	0	782	618	501	416	352
Total Proved Plus Probable			0	0	0	1,059	0	0	2,746	2,397	2,131	1,922	1,754

M$ means thousands of US dollars.

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Constant Prices & Costs

Table 4T
Summary of Company Reserves and Economics
After Income Tax
January 1, 2020

Foothills Petroleum Inc.

Natural Buttes Area, Utah, USA

	Net To Appraised Interest										
	Reserves						Cumulative Cash Flow - M$				
	Light and Medium Oil MSTB		Sales Gas MMscf		Condensate Mbbls			Discounted at:			
Description	Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%/year	15%/year	20%/year
Proved Developed Producing											
Total Proved Developed Producing (BIT)	0	0	0	757	0	0	1,963	1,779	1,630	1,506	1,402
Company Income Tax	-	-	-	-	-	-	(510)	(463)	(424)	(392)	(365)
Total Proved Developed Producing (AIT)	**0**	**0**	**0**	**757**	**0**	**0**	**1,453**	**1,317**	**1,206**	**1,114**	**1,037**
Total Proved (AIT)	**0**	**0**	**0**	**757**	**0**	**0**	**1,453**	**1,317**	**1,206**	**1,114**	**1,037**
Probable											
Total Probable Undeveloped (BIT)	0	0	0	302	0	0	782	618	501	416	352
Company Income Tax	-	-	-	-	-	-	(204)	(161)	(130)	(108)	(92)
Total Probable Undeveloped (AIT)	**0**	**0**	**0**	**302**	**0**	**0**	**578**	**457**	**371**	**308**	**260**
Total Proved Plus Probable Undeveloped (AIT)	**0**	**0**	**0**	**1,059**	**0**	**0**	**2,032**	**1,774**	**1,577**	**1,422**	**1,298**

M$ means thousands of US dollars

Gross reserves are the total of the Company's working interest share before deduction of royalties owned by others.

Net reserves are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Table 4a

EVALUATION OF: Natural Buttes, Utah, USA
============== Total Proved Developed Producing Cons.

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:29
FILE:

EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TOTAL ABANDONMENT - 140 -M$-

		Sales Gas MMCF					Condensate BBL	
			Pool		Company Share			
Year	# of Wells	Price $/MCF	MCF/D	Vol	Gross	Net	Price $/BBL	Co. Share Gross
2020	2	2.62	3515.6	1283	0	269	40.63	0
2021	2	2.62	2308.1	842	0	177	40.63	0
2022	2	2.62	1528.1	558	0	117	40.63	0
2023	2	2.62	1020.8	373	0	78	40.63	0
2024	2	2.62	688.3	251	0	53	40.63	0
2025	2	2.62	468.5	171	0	36	40.63	0
2026	2	2.62	267.4	98	0	20	40.63	0
2027	1	2.62	78.6	29	0	6	40.63	0
SUB				3605	0	757		0
REM				0	0	0		0
TOT				3605	0	757		0

COMPANY SHARE FUTURE NET REVENUE

	Company Share Future Revenue (FR)				Royalties		Wellhead Taxes		Oper Costs			Proc&			Future Net Revenue			
															Undiscounted		10.0%	
Year	Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	State -M$-	Other -M$-	Sev -M$-	Ad-val -M$-	Fixed -M$-	Variabl -M$-	FR After Roy&Oper -M$-	Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Annual -M$-	Cum -M$-	Annual -M$-	Cum -M$-
2020	0	707	21	728	0	0	28	0	0	0	700	0	0	0	700	700	667	667
2021	0	464	13	478	0	0	18	0	0	0	459	0	0	0	459	1159	398	1065
2022	0	307	9	316	0	0	12	0	0	0	304	0	0	0	304	1462	239	1304
2023	0	205	6	211	0	0	8	0	0	0	203	0	0	0	203	1665	145	1450
2024	0	138	4	142	0	0	6	0	0	0	137	0	0	0	137	1802	89	1539
2025	0	94	2	97	0	0	4	0	0	0	93	0	0	0	93	1895	55	1594
2026	0	54	1	55	0	0	2	0	0	0	53	0	0	0	53	1948	29	1622
2027	0	16	0	16	0	0	1	0	0	0	16	0	0	0	16	1963	8	1630
SUB	0	1986	56	2042	0	0	79	0	0	0	1963	0	0	0	1963		1630	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1986	56	2042	0	0	79	0	0	0	1963	0	0	0	1963		1630	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1963	1779	1686	1630	1577	1506	1402
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1963	1779	1686	1630	1577	1506	1402

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.9	.0	96.1	.0	96.1

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/BOE)	.00
NPV @ 5.0% ($/BOE)	.00

Table 4a

U.S. FUTURE NET REVENUE & INCOME TAX SUMMARY:

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020 PROD:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:29
FILE:

EVALUATION BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

Year	FR After Roy&Oper -M$-	Capital Costs -M$-	Aband Costs -M$-	Admin + Oth Income -M$-	Future Net Rev Before Tax Annual -M$-	Future Net Rev Before Tax Cum -M$-	Taxable Income Before Deduct -M$-	Taxable Income After Deduct -M$-	Income Tax Federal -M$-	Income Tax State -M$-	Income Tax Total -M$-	Future Net Rev After Tax Annual -M$-	Future Net Rev After Tax Cum -M$-
2020	700	0	0	0	700	700	700	700	147	35	182	518	518
2021	459	0	0	0	459	1159	459	459	96	23	119	340	857
2022	304	0	0	0	304	1462	304	304	64	15	79	225	1082
2023	203	0	0	0	203	1665	203	203	43	10	53	150	1232
2024	137	0	0	0	137	1802	137	137	29	7	36	101	1333
2025	93	0	0	0	93	1895	93	93	20	5	24	69	1402
2026	53	0	0	0	53	1948	53	53	11	3	14	39	1441
2027	16	0	0	0	16	1963	16	16	3	1	4	11	1453
SUB	1963	0	0	0	1963		1963	1963	412	98	510	1453	
REM	0	0	0	0	0		0	0	0	0	0	0	
TOT	1963	0	0	0	1963		1963	1963	412	98	510	1453	

NET PRESENT VALUE (-M$-)	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
Future net revenue before tax	1963	1779	1686	1630	1577	1506	1402
Total income tax	510	463	438	424	410	392	365
Future net revenue after tax	1453	1317	1248	1206	1167	1114	1037

Table 4b

EVALUATION OF: Natural Buttes, Utah, USA
============== Total Proved Plus Probable Dev. Prod. Cons.

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:29
FILE:

EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

TOTAL ABANDONMENT - 140 -M$-

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2020	2	2.62	3714.3	1356	0	285	40.63	0
2021	2	2.62	2736.6	999	0	210	40.63	0
2022	2	2.62	2027.0	740	0	155	40.63	0
2023	2	2.62	1509.9	551	0	116	40.63	0
2024	2	2.62	1131.4	413	0	87	40.63	0
2025	2	2.62	852.9	311	0	65	40.63	0
2026	2	2.62	646.9	236	0	50	40.63	0
2027	2	2.62	493.7	180	0	38	40.63	0
2028	2	2.62	369.9	135	0	28	40.63	0
2029	1	2.62	181.8	66	0	14	40.63	0
2030	1	2.62	149.5	55	0	11	40.63	0
2031	1	2.62	1.8	1	0	0	40.63	0
SUB				5043	0	1059		0
REM				0	0	0		0
TOT				5043	0	1059		0

========== COMPANY SHARE FUTURE NET REVENUE ==========

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2020	0	747	22	769	0	0	30	0	0	0	739	0	0	0	739	739	705	705
2021	0	550	16	566	0	0	22	0	0	0	544	0	0	0	544	1283	472	1177
2022	0	408	12	419	0	0	16	0	0	0	403	0	0	0	403	1687	318	1494
2023	0	304	9	312	0	0	12	0	0	0	300	0	0	0	300	1987	215	1709
2024	0	228	6	234	0	0	9	0	0	0	225	0	0	0	225	2211	146	1855
2025	0	172	5	176	0	0	7	0	0	0	169	0	0	0	169	2381	100	1956
2026	0	130	3	134	0	0	5	0	0	0	128	0	0	0	128	2509	69	2025
2027	0	99	3	102	0	0	4	0	0	0	98	0	0	0	98	2607	48	2073
2028	0	74	2	76	0	0	3	0	0	0	73	0	0	0	73	2680	33	2105
2029	0	37	1	37	0	0	1	0	0	0	36	0	0	0	36	2716	15	2120
2030	0	30	1	31	0	0	1	0	0	0	29	0	0	0	29	2746	11	2131
2031	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	2746	0	2131
SUB	0	2779	78	2857	0	0	111	0	0	0	2746	0	0	0	2746		2131	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	2779	78	2857	0	0	111	0	0	0	2746	0	0	0	2746		2131	

========== NET PRESENT VALUE (-M$-) ==========

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	2746	2397	2229	2131	2041	1922	1754
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	2746	2397	2229	2131	2041	1922	1754

========== COMPANY SHARE ==========

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.9	.0	96.1	.0	96.1

========== PROFITABILITY ==========

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/BOE)	.00
NPV @ 5.0% ($/BOE)	.00

Table 4b

U.S. FUTURE NET REVENUE & INCOME TAX SUMMARY:

ERGO v7.43 P2 ENERGY SOLUTIONS TOTAL
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020 PROD:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:29
FILE:

EVALUATION BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

Year	FR After Roy&Oper -M$-	Capital Costs -M$-	Aband Costs -M$-	Admin + Oth Income -M$-	Future Net Rev Before Tax Annual -M$-	Future Net Rev Before Tax Cum -M$-	Taxable Income Before Deduct -M$-	Taxable Income After Deduct -M$-	Income Tax Federal -M$-	Income Tax State -M$-	Income Tax Total -M$-	Future Net Rev After Tax Annual -M$-	Future Net Rev After Tax Cum -M$-
2020	739	0	0	0	739	739	739	739	155	37	192	547	547
2021	544	0	0	0	544	1283	544	544	114	27	142	403	950
2022	403	0	0	0	403	1687	403	403	85	20	105	298	1248
2023	300	0	0	0	300	1987	300	300	63	15	78	222	1470
2024	225	0	0	0	225	2211	225	225	47	11	58	166	1636
2025	169	0	0	0	169	2381	169	169	36	8	44	125	1762
2026	128	0	0	0	128	2509	128	128	27	6	33	95	1857
2027	98	0	0	0	98	2607	98	98	21	5	25	72	1929
2028	73	0	0	0	73	2680	73	73	15	4	19	54	1983
2029	36	0	0	0	36	2716	36	36	8	2	9	27	2010
2030	29	0	0	0	29	2746	29	29	6	1	8	22	2032
2031	0	0	0	0	0	2746	0	0	0	0	0	0	2032
SUB	2746	0	0	0	2746		2746	2746	577	137	714	2032	
REM	0	0	0	0	0		0	0	0	0	0	0	
TOT	2746	0	0	0	2746		2746	2746	577	137	714	2032	

NET PRESENT VALUE (-M$-)	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
Future net revenue before tax	2746	2397	2229	2131	2041	1922	1754
Total income tax	714	623	580	554	531	500	456
Future net revenue after tax	2032	1774	1650	1577	1511	1422	1298

Table 4c

EVALUATION OF: Natural Buttes, Utah, USA - Proved Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020 PROD:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:31
FILE: GaltPP1.DAX

WELL/LOCATION - Well Stagecoach Unit 111-20H - API 4304755744 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 1460 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70000 -$- (2027)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2020	1	2.62	1012.2	369	0	78	40.63	0
2021	1	2.62	760.6	278	0	58	40.63	0
2022	1	2.62	571.6	209	0	44	40.63	0
2023	1	2.62	429.5	157	0	33	40.63	0
2024	1	2.62	322.8	118	0	25	40.63	0
2025	1	2.62	242.5	89	0	19	40.63	0
2026	1	2.62	182.3	67	0	14	40.63	0
2027	1	2.62	78.6	29	0	6	40.63	0
SUB				1314	0	276		0
REM				0	0	0		0
TOT				1314	0	276		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -$-	SaleGas -$-	Products -$-	Total -$-	Royalties State -$-	Other -$-	Wellhead Taxes Sev -$-	Ad-val -$-	Oper Costs Fixed -$-	Variabl -$-	FR After Roy&Oper -$-	Proc& Other Income -$-	Capital Costs -$-	Aband Costs -$-	Future Net Revenue Undiscounted Annual -$-	Undiscounted Cum -$-	10.0% Annual -$-	10.0% Cum -$-
2020	0	203573	4203	207776	0	0	8041	0	0	0	199735	0	0	0	199735	199735	190440	190440
2021	0	152975	3158	156134	0	0	6042	0	0	0	150091	0	0	0	150091	349826	130097	320537
2022	0	114953	2373	117327	0	0	4541	0	0	0	112786	0	0	0	112786	462613	88874	409411
2023	0	86382	1783	88165	0	0	3412	0	0	0	84753	0	0	0	84753	547366	60713	470124
2024	0	64912	1340	66252	0	0	2564	0	0	0	63688	0	0	0	63688	611054	41475	511599
2025	0	48778	1007	49785	0	0	1927	0	0	0	47858	0	0	0	47858	658912	28333	539932
2026	0	36654	757	37411	0	0	1448	0	0	0	35963	0	0	0	35963	694875	19356	559288
2027	0	15801	326	16127	0	0	624	0	0	0	15503	0	0	0	15503	710378	7585	566873
SUB	0	724028	14949	738977	0	0	28598	0	0	0	710378	0	0	0	710378		566873	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	724028	14949	738977	0	0	28598	0	0	0	710378	0	0	0	710378		566873	

NET PRESENT VALUE (-$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	710378	630374	590607	566873	545069	515528	473323
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	710378	630374	590607	566873	545069	515528	473323

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.9	.0	96.1	.0	96.1

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4d

EVALUATION OF: Natural Buttes, Utah, USA - Proved Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020 PROD:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:28
FILE: GaltPP2.DAX

WELL/LOCATION - Well Stagecoach Unit 117-20H - API 4304755746 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 2545 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70 -M$- (2026)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2020	1	2.62	2503.4	914	0	192	40.63	0
2021	1	2.62	1547.5	565	0	119	40.63	0
2022	1	2.62	956.6	349	0	73	40.63	0
2023	1	2.62	591.3	216	0	45	40.63	0
2024	1	2.62	365.5	133	0	28	40.63	0
2025	1	2.62	225.9	82	0	17	40.63	0
2026	1	2.62	85.1	31	0	7	40.63	0
SUB				2291	0	481		0
REM				0	0	0		0
TOT				2291	0	481		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2020	0	503	16	520	0	0	20	0	0	0	500	0	0	0	500	500	477	477
2021	0	311	10	321	0	0	12	0	0	0	309	0	0	0	309	809	268	744
2022	0	192	6	199	0	0	8	0	0	0	191	0	0	0	191	1000	150	895
2023	0	119	4	123	0	0	5	0	0	0	118	0	0	0	118	1118	85	979
2024	0	74	2	76	0	0	3	0	0	0	73	0	0	0	73	1191	48	1027
2025	0	45	1	47	0	0	2	0	0	0	45	0	0	0	45	1236	27	1054
2026	0	17	1	18	0	0	1	0	0	0	17	0	0	0	17	1253	9	1063
SUB	0	1262	41	1303	0	0	50	0	0	0	1253	0	0	0	1253		1063	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1262	41	1303	0	0	50	0	0	0	1253	0	0	0	1253		1063	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1253	1149	1095	1063	1032	990	929
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1253	1149	1095	1063	1032	990	929

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.9	.0	96.1	.0	96.1

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4e

EVALUATION OF: Natural Buttes, Utah, USA - Proved Plus Probable Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020 PROD:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:28
FILE: GaltRA1.DAX

WELL/LOCATION - Well Stagecoach Unit 111-20H - API 4304755744 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 2133 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70 -M$- (2031)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2020	1	2.62	1057.0	386	0	81	40.63	0
2021	1	2.62	869.2	317	0	67	40.63	0
2022	1	2.62	714.8	261	0	55	40.63	0
2023	1	2.62	587.8	215	0	45	40.63	0
2024	1	2.62	483.4	176	0	37	40.63	0
2025	1	2.62	397.5	145	0	30	40.63	0
2026	1	2.62	326.9	119	0	25	40.63	0
2027	1	2.62	268.8	98	0	21	40.63	0
2028	1	2.62	221.1	81	0	17	40.63	0
2029	1	2.62	181.8	66	0	14	40.63	0
2030	1	2.62	149.5	55	0	11	40.63	0
2031	1	2.62	1.8	1	0	0	40.63	0
SUB				1920	0	403		0
REM				0	0	0		0
TOT				1920	0	403		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2020	0	213	4	217	0	0	8	0	0	0	209	0	0	0	209	209	199	199
2021	0	175	4	178	0	0	7	0	0	0	172	0	0	0	172	380	149	348
2022	0	144	3	147	0	0	6	0	0	0	141	0	0	0	141	521	111	459
2023	0	118	2	121	0	0	5	0	0	0	116	0	0	0	116	637	83	542
2024	0	97	2	99	0	0	4	0	0	0	95	0	0	0	95	733	62	604
2025	0	80	2	82	0	0	3	0	0	0	78	0	0	0	78	811	46	650
2026	0	66	1	67	0	0	3	0	0	0	65	0	0	0	65	875	35	685
2027	0	54	1	55	0	0	2	0	0	0	53	0	0	0	53	928	26	711
2028	0	44	1	45	0	0	2	0	0	0	44	0	0	0	44	972	19	730
2029	0	37	1	37	0	0	1	0	0	0	36	0	0	0	36	1008	15	745
2030	0	30	1	31	0	0	1	0	0	0	29	0	0	0	29	1037	11	756
2031	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	1038	0	756
SUB	0	1058	22	1080	0	0	42	0	0	0	1038	0	0	0	1038		756	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1058	22	1080	0	0	42	0	0	0	1038	0	0	0	1038		756	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1038	875	799	756	717	666	596
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1038	875	799	756	717	666	596

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.9	.0	96.1	.0	96.1

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

Table 4f

EVALUATION OF: Natural Buttes, Utah, USA - Proved Plus Probable Developed Producing

ERGO v7.43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL : 07-OCT-2021 6768_SEC
EFF:01-JAN-2020 DISC:01-JAN-2020 PROD:01-JAN-2020
RUN DATE: 8-OCT-2021 TIME: 10:29
FILE: GaltRA2.DAX

WELL/LOCATION - Well Stagecoach Unit 117-20H - API 4304755746 (BLACK
EVALUATED BY -
COMPANY EVALUATED - Foothills Petroleum Inc
APPRAISAL FOR -
PROJECT - CONSTANT PRICES & COSTS

UNIT FACTOR - 100.0000 %
TOTAL RESERVES - 3470 MMCF
PRODUCTION TO DATE - N/A
DECLINE INDICATOR - EXPONENTIAL

TOTAL ABANDONMENT - 70 -M$- (2028)

INTEREST

AVG GR 21.0000%

ROYALTIES/TAXES

SEVERANCE TAX

Year	# of Wells	Sales Gas MMCF Price $/MCF	Pool MCF/D	Pool Vol	Company Share Gross	Company Share Net	Condensate BBL Price $/BBL	Co. Share Gross
2020	1	2.62	2657.3	970	0	204	40.63	0
2021	1	2.62	1867.4	682	0	143	40.63	0
2022	1	2.62	1312.2	479	0	101	40.63	0
2023	1	2.62	922.1	337	0	71	40.63	0
2024	1	2.62	648.0	237	0	50	40.63	0
2025	1	2.62	455.4	166	0	35	40.63	0
2026	1	2.62	320.0	117	0	25	40.63	0
2027	1	2.62	224.9	82	0	17	40.63	0
2028	1	2.62	148.9	54	0	11	40.63	0
SUB				3123	0	656		0
REM				0	0	0		0
TOT				3123	0	656		0

COMPANY SHARE FUTURE NET REVENUE

Year	Company Share Future Revenue (FR) Oil -M$-	SaleGas -M$-	Products -M$-	Total -M$-	Royalties State -M$-	Royalties Other -M$-	Wellhead Taxes Sev -M$-	Wellhead Taxes Ad-val -M$-	Oper Costs Fixed -M$-	Oper Costs Variabl -M$-	FR After Roy&Oper -M$-	Proc& Other Income -M$-	Capital Costs -M$-	Aband Costs -M$-	Future Net Revenue Undiscounted Annual -M$-	Undiscounted Cum -M$-	10.0% Annual -M$-	10.0% Cum -M$-
2020	0	534	17	552	0	0	21	0	0	0	531	0	0	0	531	531	506	506
2021	0	376	12	388	0	0	15	0	0	0	373	0	0	0	373	903	323	829
2022	0	264	9	273	0	0	11	0	0	0	262	0	0	0	262	1165	206	1035
2023	0	185	6	192	0	0	7	0	0	0	184	0	0	0	184	1349	132	1167
2024	0	130	4	135	0	0	5	0	0	0	129	0	0	0	129	1479	84	1252
2025	0	92	3	95	0	0	4	0	0	0	91	0	0	0	91	1570	54	1305
2026	0	64	2	66	0	0	3	0	0	0	64	0	0	0	64	1634	34	1340
2027	0	45	1	47	0	0	2	0	0	0	45	0	0	0	45	1679	22	1362
2028	0	30	1	31	0	0	1	0	0	0	30	0	0	0	30	1708	13	1375
SUB	0	1721	56	1777	0	0	69	0	0	0	1708	0	0	0	1708		1375	
REM	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0		0	
TOT	0	1721	56	1777	0	0	69	0	0	0	1708	0	0	0	1708		1375	

NET PRESENT VALUE (-M$-)

Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%
FR After Roy & Oper.	1708	1522	1430	1375	1325	1256	1159
Proc & Other Income.	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandonment Costs ..	0	0	0	0	0	0	0
Future Net Revenue .	1708	1522	1430	1375	1325	1256	1159

COMPANY SHARE

	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0					
% of Future Revenue.			3.9	.0	96.1	.0	96.1

PROFITABILITY

COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%) .	n/a
(disc. @ 5.0%) .	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of Finding ($/BOE)	n/a
NPV @ 10.0% ($/MCF)	.00
NPV @ 5.0% ($/MCF)	.00

GLOSSARY OF TERMS
(Abbreviations & Definitions)

General

BIT	-	Before Income Tax
AIT	-	After Income Tax
M$	-	Thousands of Dollars
Effective Date	-	The date for which the Present Value of the future cash flows and reserve categories are established
$US	-	United States Dollars
WTI	-	West Texas Intermediate – the common reference for crude oil used for oil price comparisons
ARTC	-	Alberta Royalty Tax Credit
GRP	-	Gas Reference Price

Interests and Royalties

BPO	-	Before Payout
APO	-	After Payout
APPO	-	After Project Payout
Payout	-	The point at which a participant's original capital investment is recovered from its net revenue
GORR	-	Gross Overriding Royalty – percentage of revenue on gross revenue earned (can be an interest or a burden)
NC	-	New Crown – crown royalty on petroleum and natural gas discovered after April 30, 1974
SS 1/150 (5%-15%) Oil	-	Sliding Scale Royalty – a varying gross overriding royalty based on monthly production. Percentage is calculated as 1-150th of monthly production with a minimum percentage of 5% and a maximum of 15%
FH	-	Freehold Royalty
P&NG	-	Petroleum and Natural Gas
Twp	-	Township
Rge	-	Range
Sec	-	Section

Technical Data

psia	-	Pounds per square inch absolute
MSTB	-	Thousands of Stock Tank Barrels of oil (oil volume at 60 F and 14.65 psia)
MMscf	-	Millions of standard cubic feet of gas (gas volume at 60 F and 14.65 psia)
Bbls	-	Barrels
Mbbls	-	Thousands of barrels
MMBTU	-	Millions of British Thermal Units – heating value of natural gas
STB/d	-	Stock Tank Barrels of oil per day – oil production rate
Mscf/d	-	Thousands of standard cubic feet of gas per day – gas production rate
GOR (scf/STB)	-	Gas-Oil Ratio (standard cubic feet of solution gas per stock tank barrel of oil)
mKB	-	Metres Kelly Bushing – depth of well in relation to the Kelly Bushing which is located on the floor of the drilling rig. The Kelly Bushing is the usual reference for all depth measurements during drilling operations.
EOR	-	Enhanced Oil Recovery
GJ	-	Gigajoules
Marketable or Sales Natural Gas	-	Natural gas that meets specifications for its sale, whether it occurs naturally or results from the processing of raw natural gas. Field and plant fuel and losses to the point of the sale must be excluded from the marketable quantity. The heating value of marketable natural gas may vary considerably, depending on its composition; therefore, quantities are usually expressed not only in volumes but also in terms of energy content. Reserves are always reported as marketable quantities.
NGLs	-	Natural Gas Liquids – Those hydrocarbon components that can be recovered from natural gas as liquids, including but not limited to ethane, propane, butanes, pentanes plus, condensate, and small quantities of non-hydrocarbons.
Raw Gas	-	Natural gas as it is produced from the reservoir prior to processing. It is gaseous at the conditions under which its Volume is measured or estimated and may include varying amounts of heavier hydrocarbons (that may liquefy at atmospheric conditions) and water vapour; may also contain sulphur and other non-hydrocarbon compounds. Raw natural gas is generally not suitable for end use.
EUR	-	Estimated Ultimate Recovery

October 12, 2021

Chapman Petroleum Engineering Ltd.
700, 1122 – 4th Street SW
Calgary, AB
T2R 1M1

Dear Sir:

Re: Company Representation Letter

Regarding the evaluation of our Company's oil and gas reserves and independent appraisal of the economic value of these reserves for the year ended December 31, 2019, (the effective date), we herein confirm to the best of our knowledge and belief as of the effective date of the reserves evaluation, and as applicable, as of today, the following representations and information made available to you during the conduct of the evaluation:

1. We, Foothills Petroleum Inc., (the Client) have made available to you, Chapman Petroleum Engineering Ltd. (the Evaluator) certain records, information, and data relating to the evaluated properties that we confirm is, with the exception of immaterial items, complete and accurate as of the effective date of the reserves evaluation, including the following:
   - Accounting, financial, tax and contractual data
   - Asset ownership and related encumbrance information;
   - Details concerning product marketing, transportation and processing arrangements;
   - All technical information including geological, engineering and production and test data;
   - Estimates of future abandonment and reclamation costs.

2. We confirm that all financial and accounting information provided to you is, to the best of our knowledge, both on an individual entity basis and in total, entirely consistent with that reported by our Company for public disclosure and audit purposes.

3. We confirm that our Company has satisfactory title to all of the assets, whether tangible, intangible, or otherwise, for which accurate and current ownership information has been provided.

4. With respect to all information provided to you regarding product marketing, transportation, and processing arrangements, we confirm that we have disclosed to you all anticipated changes, terminations, and additions to these arrangements that could reasonably be expected to have a material effect on the evaluation of our Company's reserves and future net revenues.

5. With the possible exception of items of an immaterial nature, we confirm the following as of the effective date of the evaluation:
   - For all operated properties that you have evaluated, no changes have occurred or are reasonably expected to occur to the operating conditions or methods that have been used by our Company over the past twelve (12) months, except as disclosed to you. In the case of non-operated properties, we have advised you of any such changes of which we have been made aware.
   - All regulatory, permits, and licenses required to allow continuity of future operations and production from the evaluated properties are in place and, except as disclosed to you, there are no directives, orders, penalties, or regulatory rulings in effect or expected to come into effect relating to the evaluated properties.
   - Except as disclosed to you, the producing trend and status of each evaluated well or entity in effect throughout the three-month period preceding the effective date of the evaluation are consistent with those that existed for the same well or entity immediately prior to this three-month period.
   - Except as disclosed to you, we have no plans or intentions related to the ownership, development or operation of the evaluated properties that could reasonably be expected to materially affect the production levels or recovery of reserves from the evaluated properties.
   - If material changes of an adverse nature occur in the Company's operating performance subsequent to the effective date and prior to the report date, we will inform you of such material changes prior to requesting your approval for any public disclosure of reserves information.

6. We hereby confirm that our Company is in material compliance with all Environmental Laws and does not have any Environmental Claims pending.

Between the effective date of the report and the date of this letter, nothing has come to our attention that has materially affected or could affect our reserves and economic value of these reserves that has not been disclosed to you.

Yours very truly,

Kevin J. Sylla
Executive Chairman

B.P. Allaire
CEO/CFO